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                                                                   Exhibit 99.1


[BUILDING ONE LOGO APPEARS HERE]                                   PRESS RELEASE
                   _____________________________________________________________

For immediate release - March 23, 1999               Release No.    99-006

BUILDING ONE SERVICES CORPORATION
(NASDAQ - "BOSS")                       Company
                                        Contact:        Timothy Clayton
                                                        Building One Services
                                                        Corporation
                                                        202-261-6000
                                                        tclayton@buyr.com
                                        Media
                                        Contact:        Bill Snethen
                                                        RMR & Associates
                                                        301-217-0009 ext. 34
                                                        bsnethen@rmr.com

  BUILDING ONE SERVICES CORPORATION EXTENDS AND ANNOUNCES INTENTION TO MODIFY TENDER OFFER; APOLLO MANAGEMENT, L.P. AFFILIATE TO INVEST $100 MILLION

 .  Revised Tender Offer Price of $22.50 Per Share for Approximately 25.5 Million
   Shares; Tender Offer Expiration Extended to April 16, 1999

 .  Executed Definitive Agreement with Apollo Affiliate for Issuance of $100
   Million of 7.5% Junior Subordinated Convertible Notes

 .  Secured New Highly Confident Letter for $200 Million of Bond Financing From
   BT Alex. Brown; New Commitment Letter from Bankers Trust Company for $350 Million Credit Facility

 .  Signed One Year Extensions of Existing Lock-Ups with Key Management

Washington, DC (March 23, 1999) -- Building One Services Corporation (NASDAQ:
BOSS) today announced that it has extended and intends to modify its previously announced tender offer, which was commenced on February 19, 1999. In addition, Building One announced that an affiliate of Apollo Management, L. P. has agreed to invest $100 million in Building One to finance a portion of the tender offer in exchange for 7.5% Junior Subordinated Convertible Notes. Apollo has completed its due diligence and the agreement is not subject to due diligence contingencies.
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BUILDING ONE SERVICES CORPORATION
______________________________________________________________________________
Press Release 99-006
Page 2

"The continued desire of Apollo to be our financial and strategic partner validates our belief in the prospects of our company," said Joe Ivey, Building One's President and Chief Executive Officer. "We are pleased to have such a well-respected firm join our efforts to build the preeminent facilities services company in the United States. We are also pleased that our key managers have extended their lock-up agreements, which reflects their commitment to the long-term success of our company and their confidence in our strategic plans going forward. Building One is well positioned for profitable growth," said Ivey.

"The modifications that we will make to the tender offer and the financing from Apollo will permit stockholders to sell an increased number of shares of our stock, while at the same time improving our financing package and increasing the capital available to us for growth," said Timothy Clayton, Chief Financial Officer. "We are now positioned to complete the tender offer, which will enable us to provide a better return on equity to our stockholders and achieve a more desirable capital structure," said Clayton.

"In its short history, Building One has built a solid company with a strong management team and strong fundamentals," said Michael Gross, a partner of Apollo. "We believe that the tender offer, when combined with our investment, is an optimal transaction to increase value to Building One stockholders. The investment underscores our confidence in Building One's ability to achieve its goal of becoming the leading single-source facilities services company in the country," said Gross.

In the modified tender offer, Building One will offer to purchase approximately
24.6 million shares of its outstanding shares of common stock at $22.50 per share, representing approximately 55% of its 45.3 million outstanding shares of common stock, and approximately 900,000 shares of common stock underlying stock options with exercise prices below $22.50. The offer will be conditioned upon, among other things, the receipt of the proposed financing and the valid tender of at least 21.0 million shares. The tender offer, proration period and withdrawal rights will now expire, unless further extended, at 5:00 p.m., New York City time, on April 16, 1999. The tender offer and other transactions will close as soon as practicable after such date.

In the tender offer, the former owners of businesses that Building One has acquired who are subject to restrictions on the transfer of their shares will be permitted to sell up to 50% of their shares. Key members of Building One's management team holding approximately 6.2 million shares prior to the tender offer have agreed to extend their lock up agreements applicable to the shares of stock that they will own after the tender offer for an additional twelve months. Joe Ivey, Building One's President and Chief
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BUILDING ONE SERVICES CORPORATION
_____________________________________________________________________________
Press Release 99-006
Page 3

Executive Officer, has advised Building One that he does not intend to tender any of his shares in the offer.

The tender offer will require approximately $600 million of financing (including fees and expenses), and is expected to be funded with approximately $200 million of cash on Building One's balance sheet, $200 million in bond financing, $100 million from the purchase of convertible notes by Apollo's affiliate and $100 million from a $350 million revolving credit facility from Bankers Trust Company.

Under the agreement with the Apollo affiliate, Building One will issue $100 million in 7.5% Junior Subordinated Convertible Notes. The agreement entitles Apollo's affiliate to convert the notes into shares of Building One's common stock at a conversion price of $22.50 per share. Interest on the convertible notes may be paid in additional notes or in cash at the option of Building One. Assuming conversion of the principal amount of the notes and assuming that all interest is paid in cash, Apollo's affiliate would acquire approximately 4.4 million shares of common stock, or approximately 18% of the outstanding shares of common stock after the tender offer. In addition, Building One will submit at its next annual meeting of stockholders an amendment to its certificate of incorporation which, if adopted by the stockholders, would entitle the holders of the convertible notes to elect three of Building One's directors and to vote with the common stock on an as converted basis. At closing, Building One's Board will be expanded to 10 directors. The investment by Apollo's affiliate is subject to the completion of the tender offer, receipt of the other financing and other customary conditions.

Building One also announced that, in addition to its agreement with Apollo's affiliate, it has received a new commitment letter and highly confident letter relating to the financing of the tender offer. The commitment letter from Bankers Trust Company provides for a $350 million revolving credit facility. At closing, it is anticipated that approximately $250 million of the revolving credit facility will be available for future acquisitions, earn out payments and other capital requirements. The highly confident letter for the high yield bond financing is from BT Alex. Brown.

Stockholders who want to tender their shares at $22.50 per share may do so by completing the revised Letter of Transmittal that will be mailed to stockholders. Building One is preparing a Supplement to its Offer to Purchase dated February 19, 1999 that describes the modified offer and will be mailed to stockholders with the revised Letter of Transmittal and will file with the Securities and Exchange Commission an amended Schedule 13E-4.
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BUILDING ONE SERVICES CORPORATION
________________________________________________________________________
Press Release 99-006
Page 4

The depositary for the tender offer is Harris Trust Company of New York (call collect: 212/701-7624) and the information agent is MacKenzie Partners, Inc. (call toll free: 800/322-2885).

Friedman, Billings, Ramsey & Co. acted as financial advisor to Building One.

Apollo Management, L.P. is a private investment firm based in New York and Los Angeles. Since its inception in 1990, Apollo and its affiliated funds have invested over $10 billion of capital in response to the needs of its strategic partners in a broad range of industries.

Building One Services Corporation is a leader in the facilities services industry and has a corporate goal of becoming a national single-source provider of facilities services. Facility services companies provide many products and services needed for the routine operation and maintenance of a building. Building One currently has annualized revenues of approximately $1.3 billion and has operations in the electrical, mechanical and janitorial segments of the facilities services industry.

This press release contains forward-looking statements. Such statements relate to, among others things, the benefits and timing of the proposed tender offer, the financing for the tender offer, the growth in earnings of the Company and the Company's acquisition program. Any or all of our forward-looking statements in this press release or in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including, without limitation, the following: the risks associated with significant indebtedness that we may incur in our proposed tender offer, the dependence on key personnel of the Company and hourly wage and technical employees; risks related to the Company's consolidation strategy, its ability to complete acquisitions and the continuing consolidation in the industry; the ability to integrate acquisitions; risks related to acquisition financing, including potential dilution; possible significant amortization charges; exposure to downturns in commercial and industrial construction; substantial competition; and other factors affecting the Company's prospects described in the Company's most recent prospectus filed with the Securities and Exchange Commission on March 16, 1999 and in its other public filings.


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